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                                                                       EXHIBIT 7
PRICEWATERHOUSECOOPERS [LOGO]
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                                                  PRICEWATERHOUSECOOPERS LLP
                                                  1177 Avenue of the Americas
                                                  New York NY 10036
                                                  Telephone (212) 596 8000
                                                  Facsimile (212) 596 8910


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to registration statement on Form S-6 (the "Registration Statement") of our report dated March 1, 2000, relating to the financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 17, 2000, relating to the financial statements and selected per unit data of New York Life Insurance and Annuity Corporation Variable Universal Life Separate Account-I. We also consent to the reference to us under the heading "Experts" which appears in such Prospectus.



     /s/ PRICEWATERHOUSECOOPERS LLP



     PRICEWATERHOUSECOOPERS LLP
     1177 Avenue of the Americas
     New York, New York
     April 10, 2000